EXHIBIT 1.1

WELLS FARGO & COMPANY

Medium-Term Notes, Series E

Due 9 Months or More From Date of Issue

Subordinated Medium-Term Notes, Series F

Due 9 Months or More From Date of Issue

DISTRIBUTION AGREEMENT

June 26, 2003

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036	HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018

Banc One Capital Markets, Inc. 1 Bank One Plaza, Suite IL1-0595 Chicago, Illinois 60670	J.P. Morgan Securities Inc. 270 Park Avenue, 8th Floor New York, New York 10017

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10281

Credit Suisse First Boston LLC 11 Madison Avenue New York, New York 10010	UBS Securities LLC 677 Washington Blvd Stamford, Connecticut 06901

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Wells Fargo Brokerage Services, LLC MAC 9303-097, Suite 900 608 Second Avenue South Minneapolis, Minnesota 55479
Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

Dear Sirs and Mesdames:

Wells Fargo & Company, a Delaware corporation (the “Company”), confirms its agreement with Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche

Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Brokerage Services, LLC (individually, an “Agent”, and collectively, the “Agents”) with respect to the issuance and sale by the Company of its Medium-Term Notes described herein (the “Notes”). The Notes are to be issued pursuant to an indenture (the “Senior Indenture”) dated as of July 21, 1999, as amended from time to time, between the Company and Citibank, N.A., as trustee (the “Senior Trustee”), or an indenture (the “Subordinated Indenture” and together with the Senior Indenture, referred to herein collectively as the “Indentures”) dated as of August 30, 1999, as amended from time to time, between the Company and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (the “Subordinated Trustee” and together with the Senior Trustee, referred to herein collectively as the “Trustees”). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $10,000,000,000 aggregate initial public offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance) of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and any Agent) to any Agent as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (No. 333-103711) for the registration of securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the SEC and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents or amendments or supplements pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.    Appointment as Agents.

(a)    Appointment of Agents.    Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through any of its affiliated entities and other agents, the Company hereby appoints the Agents as the agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a Terms Agreement (hereinafter defined) relating to such sale in accordance with Section 3(b) hereof. No Notes that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser. The Company may accept offers to purchase Notes through an agent other than an Agent; provided, however, that the maximum commission received by any such agent will not exceed 8.00%.

(b)    Reasonable Efforts Solicitations; Right to Reject Offers.    Upon receipt of instructions from the Company, each of the Agents will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach by such Agent of this Agreement. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

(c)    Solicitations as Agent; Purchases as Principal.    In soliciting purchases of Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by an Agent as principal pursuant to a Terms Agreement), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company; provided, however, that such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall pay to such Agent the commission it would have received had such sale been consummated and the Company shall hold such Agent harmless against any other loss, claim or damage arising from or as a result of such default by the Company. The Agents shall not have any obligation to purchase Notes from the Company as principal, but any Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof.

(d)    Reliance.    The Company and the Agents agree that any Notes the placement of which any Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.    Representations and Warranties.

(a)    The Company represents and warrants to each Agent as of the date hereof, as of each date on which an Agent solicits offers to purchase Notes at the request of the Company, the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to the Agent as principal being hereinafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)    Registration Statement and Prospectus.    At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. Each of the Indentures complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statements of Eligibility (Form T-1) under the Trust Indenture Act and (B) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Agents expressly for use in the Registration Statement or Prospectus.

(ii)    Incorporated Documents.    The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii)    Authorization and Validity of this Agreement, the Indentures and the Notes.    This Agreement has been duly authorized and, upon execution and delivery by each Agent, will be a valid and binding agreement of the Company; when the terms of a particular issuance of the Notes to an Agent as principal have been established in accordance with the applicable Indenture, the related Terms Agreement, if any, will have been duly authorized and, upon execution and delivery by the applicable Agent, will be a valid and binding agreement of the Company; each of the Indentures has been duly authorized and, upon execution and delivery by the Senior Trustee or the Subordinated Trustee, as applicable, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the establishment of the Medium-Term Note Program, Series E, and the Subordinated Medium-Term Note Program, Series F, of the Company has been duly authorized; when the terms of a particular issuance of the Notes have been established in accordance with the applicable Indenture, and such Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will have been duly authorized, executed and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indentures will be substantially in the form heretofore delivered to each Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the applicable Indenture.

(iv)    Investment Company Act of 1940.    Neither the Company nor any subsidiary of the Company is subject to registration or regulation under the Investment Company Act of 1940, as amended.

(v)    Legal Proceedings; Contracts.    Except as may be set forth in the Registration Statement or Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(b)    Additional Certifications.    Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for any Agent in connection with an offering of Notes or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 3.    Solicitations as Agent; Purchases as Principal.

(a)    Solicitations as Agent.    On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of at least one business day’s prior notice from the Company, such Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 7(a), (b) and (c) hereof; provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

Unless the Company and the presenting Agent or Agents otherwise agree, the Company will pay the presenting Agent (or jointly to two or all Agents if such solicitation is jointly made) on the settlement date applicable to such Note a commission equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto or at a percentage negotiated at the time of sale; provided, however, that the maximum commission received by any such Agent will not exceed 8.00%.

The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a “Pricing Supplement”) to be prepared following each acceptance by the Company of an offer for the purchase of Notes. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

(b)    Purchases as Principal.    Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, if confirmed in writing by facsimile transmission or otherwise) between an Agent and the Company is herein referred to as a “Terms Agreement”. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of such Notes, and such other provisions (including further terms of such Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased and the Agents may sell any such Notes to any dealers at a discount but, unless specified otherwise in the applicable Pricing Supplement, such discount allowed to any dealer shall not be in excess of the discount payable to the Agents by the Company. Such Terms Agreement shall also specify the requirements for the officer’s certificate, opinions of counsel and comfort letter pursuant to Sections 7(a), 7(b) and 7(c) hereof.

(c)    Administrative Procedures.    The Company and the Agents hereby agree to the administrative procedures with respect to the sale of Notes set forth in Annex A hereto (the “Procedures”). Each of the Agents and the Company agree to perform their respective duties and obligations as set forth in the Procedures.

(d)    Obligations Several.    The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

SECTION 4.    Covenants of the Company.

The Company covenants with each Agent as follows:

(a)    Notice of Certain Events.    The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Notice of Certain Proposed Filings.    The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise. The Company will not file any amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement and prior to the related Settlement Date which shall be disapproved by any Agent party to such Terms Agreement promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act other than filings of Current Reports on Form 8-K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the SEC. Neither the Agents’ consent to, nor the Agents’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(c)    Copies of the Registration Statement and the Prospectus.    The Company will deliver to counsel for the Agents one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Agent, without charge, as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(d)    Preparation of Pricing Supplements.    The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act not later than the time period specified therein.

(e)    Revisions of Prospectus — Material Changes.    Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents (delivered by the Agents to the Company in writing) or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel (communicated to the Company in writing in the case of counsel for the Agents), to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given by the Company, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent’s capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to subsection (b) of this Section, file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. Neither an Agent’s request for, nor any Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(f)    Prospectus Revisions — Periodic Financial Information.    Except as otherwise provided in subsection (k) of this Section, on or immediately after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing.

(g)    Earnings Statements.    The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h)    Blue Sky Qualifications.    The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as any Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)    1934 Act Filings.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(j)    Stand-Off Agreement.    If required pursuant to the terms of a Terms Agreement with any Agent, during the period beginning on the date of any Terms Agreement and ending on the business day after the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent’s prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes which are the subject of such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

(k)    Suspension of Certain Obligations.    The Company shall not be required to comply with the provisions of subsections (e) or (f) of this Section with respect to any Agent during any period from the time (i) such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then have a legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired as principal pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or such Agent shall have such legal obligation to deliver a prospectus. Upon the request of the Company, each Agent will inform the Company whether it has the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement.

SECTION 5.    Conditions of Obligations.

The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)    Legal Opinions.    On the date hereof, each Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to such Agent:

1.    Opinion of Company Counsel.    The opinion of Mary E. Schaffner, Senior Counsel of the Company, or another of the Company’s lawyers satisfactory to the Agents, to the effect that:

(i)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

(ii)    The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; and each of Wells Fargo Bank Minnesota, National Association (“Wells Fargo Bank Minnesota”), and Wells Fargo Bank, National Association (“Wells Fargo Bank”), is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings” and together with Wells Fargo Bank Minnesota and Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(iii)    Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

(iv)    All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank Minnesota and Wells Fargo Bank) nonassessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances. The Company’s authorized equity capitalization is as set forth in the Prospectus.

(v)    This Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi)    Each of the Indentures has been duly and validly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, executed and delivered by the Senior Trustee or the Subordinated Trustee, as applicable) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or the making of payments outside the United States.

(vii)    The Notes are in due and proper form and have been duly established in conformity with Section 301 of the applicable Indenture. When the specific terms of an issue of Notes have been fixed by an authorized officer of the Company by executing and delivering to the Senior Trustee or the Subordinated Trustee, as applicable, an authentication certificate supplemental to an officers’ certificate, such Notes will be duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United

States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

(viii)    The statements in the Prospectus (other than statements furnished in writing to the Company by or on behalf of an Agent expressly for use therein) under the captions “Description of Debt Securities”, “Plan of Distribution”, “Description of Notes” and “Supplemental Plan of Distribution”, insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived.

(ix)    Each of the Indentures is qualified under the 1939 Act.

(x)    The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) will be made in the manner and within the time period required by Rule 424(b) under the 1933 Act.

(xi)    The Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements and other financial and statistical data contained therein, other than statements furnished in writing to the Company by or on behalf of an Agent and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

(xii)    To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

(xiii)    Neither the execution and delivery of this Agreement or of the Indentures, nor the consummation by the Company of the transactions contemplated by this Agreement and the Notes nor the incurrence of the obligations therein contemplated, will conflict with or constitute a breach of, or default under, any indenture or other agreement or instrument to which the Company or any Significant

Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company.

(xiv)    To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

(xv)    No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Blue Sky laws of any jurisdiction or NASD regulations in connection with the purchase and distribution of the Notes by the Agents.

(xvi)    Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder (other than financial statements and other financial and statistical data included therein, other than statements furnished in writing to the Company by or on behalf of the Agents and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered).

2.    Opinion of Counsel to the Agents.    The opinion of Gibson, Dunn & Crutcher LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i), (v), (vi), (vii), (ix), (x) and (xi) above.

3.    In giving the opinions required by subsection (a)(1) and (a)(2) of this Section, Ms. Schaffner (or such other of the Company’s lawyers) and Gibson, Dunn & Crutcher LLP shall each additionally state that such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than financial statements or other financial and statistical data contained therein and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented as of the date the opinion is being rendered or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(b) hereof) as of the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be (other than financial statements or other financial and statistical data contained therein and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the opinion of Gibson, Dunn & Crutcher LLP shall take no exception for statistical data other than expertised statistical data.

(b)    Officer’s Certificates.    On the date hereof, the Agents shall have received a certificate signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company (provided that no person shall sign such certificate in more than one official capacity) dated as of the date hereof, to the effect that (i) since the date of the most recent financial statements included in the Prospectus (or since the date of any applicable Terms Agreement), there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c)    Comfort Letter.    On the date hereof, the Agents shall have received a letter from KPMG LLP, dated as of the date hereof and containing statements and information of the type contained in the form of comfort letter attached hereto as Annex B.

(d)    Other Documents.    On the date hereof (and on each Settlement Date with respect to any applicable Terms Agreement), counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

(e)    Material Adverse Change.    There shall have been no material adverse change in the condition, financial or otherwise, in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Prospectus, as amended or supplemented as of the date of such solicitation or the date of such Terms Agreement that, in the judgment of such Agent, is material and adverse and makes it, in the judgment of such Agent, impracticable to proceed with the solicitation of offers to purchase Notes or the purchase by such Agent of Notes from the Company pursuant to such Terms Agreement, as the case may be.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable Terms Agreement) may be terminated by any Agent insofar as this Agreement relates to such Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth in Sections 13, 14 and 15 hereof shall remain in effect.

SECTION 6.    Delivery of and Payment for Notes Sold through the Agents.

Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the presenting Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7.    Additional Covenants of the Company.

The Company covenants and agrees with each Agent that:

(a)    Subsequent Delivery of Certificates.    If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(b)    Subsequent Delivery of Legal Opinions.    If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to such Agent a written opinion of the Senior Counsel of the Company, or other counsel satisfactory to such Agent, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish each Agent with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(c)    Subsequent Delivery of Comfort Letters.    If so requested by such Agent, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause KPMG LLP forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the

Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 8.    Indemnification.

(a)    Indemnification of the Agents.    The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that: (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement or omission or such alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus, and (B) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or any person controlling such Agent) from or through whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that the Prospectus relating to such Notes was required to be delivered by such Agent under the 1933 Act in connection with such purchase and was not so delivered within the time required by the 1933 Act and the rules thereunder and the untrue statement or omission of a material fact contained in the Prospectus was corrected in an amendment or supplement if the Company had previously furnished copies of the Prospectus as so amended or supplemented (exclusive of material incorporated by reference) to such Agent in sufficient time for such Agent to deliver the Prospectus as so amended or supplemented prior to the consummation of such purchase. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Indemnification of Company.    Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)    General.    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party shall be entitled to participate therein and, to the extent it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Any failure to so notify shall not affect any rights that may exist other than pursuant to this Section 8. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one identified separate firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

SECTION 9.    Contribution.

(a)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Agent, on the other hand, from the offering of the Notes to which such loss, liability, claim, damage or expense shall relate; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Agent, on the other hand, in connection with such offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company, on the one hand, and each Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent’s obligation to contribute pursuant to this Section 9 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through all Agents gave rise to such losses, claims, damages or liabilities, and not joint; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

(b)    The Company and the Agents agree that it would not be just or equitable if contribution pursuant to Section 9(a) hereof were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(a) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 9(a) hereof that were offered and sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

SECTION 10.    Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)    the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

(b)    the preparation, filing and reproduction of this Agreement;

(c)    the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

(d)    the fees and disbursements of the Company’s accountants and counsel, of the Senior Trustee and the Subordinated Trustee and their counsel, and of any Calculation Agent or Exchange Rate Agent;

(e)    the reasonable fees and disbursements of counsel to the Agents incurred in connection with establishment of the program contemplated hereby and the transactions contemplated hereby other than in connection with the sale of Notes to an Agent as principal pursuant to a Terms Agreement (unless so provided in such Terms Agreement);

(f)    the qualification of the Notes under Blue Sky laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(g)    the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(h)    the preparation, printing, reproducing and delivery to the Agent of copies of the Indentures and all supplements and amendments thereto;

(i)    any fees charged by rating agencies for the rating of the Notes;

(j)    the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

(k)    any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

(l)    the cost of providing any CUSIP or other identification numbers for the Notes; and

(m)    the fees and expenses of any Depositary (as defined in the Indentures) and any nominees thereof in connection with the Notes.

SECTION 11.    Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.    Termination.

(a)    Termination of this Agreement.    This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time, by either the Company or any Agent (insofar as this Agreement relates to such Agent) upon the giving of 30 days’ written notice of such termination to the other party hereto.

(b)    Termination of a Terms Agreement.    Any Agent may terminate any Terms Agreement, in such Agent’s absolute discretion, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if there shall have occurred, since the date of such Terms Agreement, any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company, or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis, including, without limitation, an act of terrorism, that, in the judgment of such Agent, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of such Agent, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

(c)    General.    In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.    Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Wells Fargo & Company

444 Market Street

MAC: 0195-171

San Francisco, California 94111

If to the Agents:

Morgan Stanley & Co. Incorporated 1585 Broadway – 2nd Floor New York, New York 10036 Attention: Manager-Continuously Delivered Products

and

1585 Broadway – 29th Floor New York, New York 10036 Attention: Investment Banking Information Center

Banc One Capital Markets, Inc. Corporate Securities Structuring 1 Bank One Plaza, Suite IL1-0595 Chicago, Illinois 60670	HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018 Attn: Debt Finance Group

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179	J.P. Morgan Securities Inc. 270 Park Avenue, 8th Floor New York, New York 10017 Attn: Medium Term Note Desk

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attn: Fixed Income Syndicate/Medium Term Note Desk

Credit Suisse First Boston LLC 11 Madison Avenue New York, New York 10010	Pricing Supplements: ADP Prospectus Services for Lehman Brothers Inc. 1155 Long Island Avenue Edgewood, New York 11717 Attn: Client Services Desk

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080

Goldman, Sachs & Co. Notices, Prospectuses and Pricing Supplements: Ben Smilchensky Medium Term Note Trading 85 Broad Street/29th Floor New York, New York 10004	UBS Securities LLC 677 Washington Blvd Stamford, Connecticut 06901 Attn: Fixed Income Syndicate

Updated Comfort Letters, etc. Susan Dowling Money Market Origination 85 Broad Street/27th Floor New York, New York 10004	Wells Fargo Brokerage Services, LLC MAC 9303-097, Suite 900 608 Second Avenue South Minneapolis, Minnesota 55479

Certificated Notes for each trade to: Dan Berthiaume Fixed Income Ops. 85 Broad Street/6th Floor New York, New York 10004

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 15.    Parties.

This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours, WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name: Barbara S. Brett Title: Assistant Treasurer

Accepted: MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
Its:

BANC ONE CAPITAL MARKETS, INC.

By:	/s/ Dana R. Levenson
Its: Managing Director

BEAR, STEARNS & CO. INC.

By:	/s/ T. Kelley Millet
Its: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Eric M. Corrigan
Its: Director

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Julie A. Keogh
Its: Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Erich Mauff
Its: Managing Director

By:	/s/ Anguel Zaprianov
Its: Vice President

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By:	/s/ James Brucia
Its: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Carl Mehldau, Jr.
Its: Vice President

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
Its: Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Terry G.
Its: Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Kimberly Blue
Its: Managing Director

By:	/s/ Edward Arden
Its: Executive Director

WELLS FARGO BROKERAGE SERVICES, LLC

By:	/s/ Michael A. Schaefer
Its: Senior Vice President, Manager

SCHEDULE A

As compensation for the services of any Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150
From 18 months to less than 2 years	.200
From 2 years to less than 3 years	.250
From 3 years to less than 4 years	.350
From 4 years to less than 5 years	.450
From 5 years to less than 7 years	.500
From 7 years to less than 10 years	.600
From 10 years to less than 15 years	.625
From 15 years to less than 20 years	.700
From 20 years to 30 years	.750
More than 30 years	As agreed at the time of sale

EXHIBIT A

WELLS FARGO & COMPANY

MEDIUM-TERM NOTES

TERMS AGREEMENT

                    , 20

Wells Fargo & Company

444 Market Street

MAC: 0195 – 171

San Francisco, California 94111

Attention:

Re:    Distribution Agreement dated June 26, 2003 (the “Distribution Agreement”)

[We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

Name	Principal Amount of Notes
[NAME]	$
[Insert syndicate list][1]

Total	$

1    Delete if the transaction will not be syndicated.

We agree to purchase your Medium-Term Notes having the following terms:

Principal Amount: $

(or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Note, interest rate:

If Floating Rate Notes:

Interest rate or interest rate basis applicable to each interest period

Initial interest rate

Spread and/or spread multiplier, if any

Interest rate reset dates

Interest rate reset period

Interest payment dates

Interest payment period

Index maturity

Calculation agent

Maximum interest rate, if any

Minimum interest rate, if any

Calculation date

Interest determination dates

Regular record dates

If Original Issue Discount Zero Coupon Notes and Original Issue Discount

Fixed Rate Notes, any terms required to be established by the Internal

Revenue Code of 1986, as amended

If Foreign Currency Notes:

Interest rate or interest rate basis

Authorized denominations (including integral multiples) in the specified currency

Exchange rate agent

Specified currency account (if holder elects to receive payments in other than U.S. dollars by wire transfer)

If Redeemable:

Redemption Date

Redemption Prices

If Repayable, repayment terms:

Date of Maturity

Purchase Price:             %

Price to Public:             %

Settlement Date and Time

Currency of Denomination

Currency of Payment

Payment of Expenses

Syndicate Provisions

Additional Terms:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 7(a) of the Distribution Agreement

Legal Opinion pursuant to Section 7(b) of the Distribution Agreement

Comfort Letter pursuant to Section 7(c) of the Distribution Agreement

Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement

The provisions of the Distribution Agreement applicable to purchases of Notes by the Agents and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

[If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as              may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to              and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either              or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]2

2    Delete if the transaction will not be syndicated.

This Agreement is also subject to termination on the terms incorporated by reference herein.

[NAME OF RELEVANT AGENT(S)]

By

Name:

Title:

Accepted:

WELLS FARGO & COMPANY

By

Name:

Title:

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